                                                                   EXHIBIT 11.01

                               V-ONE CORPORATION

                     COMPUTATION OF PRIMARY LOSS PER SHARE


                                                For the
                                                 period
                                              February 16,
                                             1993 (date of                Year Ended                         Six Months Ended
                                             inception) to               December 31,                           June 30,
                                              December 31,           --------------------                 --------------------

                                                  1993               1994           1995                  1995            1996
                                                 ------             ------         ------                ------          ------
                                                                                                       (Unaudited)
 Net (loss)                                      (35,864)          (406,288)      (1,032,311)             (213,427)     (2,660,218)

 Weighted average common shares
 outstanding                                    4,843,835          6,668,761        8,308,414             7,977,395       8,694,540

 Series A Convertible Preferred Stock                -                  -               -                     -             270,211

 Stock options issued within one year
 of initial filing (using the treasury
 stock method and the anticipated
 public offering price of $9.00 per
 share)                                           527,675            617,312          617,312               617,312         617,312
                                               ----------        -----------      -----------           -----------     -----------
 Weighted average number of common
 shares outstanding                             5,371,510          7,286,073        8,925,726             8,594,707       9,582,063
                                               ==========         ==========      ===========           ===========     ===========
 Net (loss) income per common share and
 common share equivalent                            (.01)              (.06)            (.12)                 (.02)           (.28)
                                               ==========         ==========      ===========           ===========     ===========

                                                                   EXHIBIT 11.01

                               V-ONE CORPORATION

                  COMPUTATION OF FULLY DILUTED LOSS PER SHARE

                                            For the period
                                             February 16,
                                            1993 (date of
                                            inception) to                  Year Ended                        Six Months Ended
                                             December 31,                 December 31,                           June 30,
                                                                     --------------------                  --------------------

                                                 1993                 1994           1995                  1995            1996
                                                ------               ------         ------                ------          ------
                                                                                                       (Unaudited)
 Net (loss)                                     (35,864)            (406,288)      (1,032,311)            (213,427)      (2,660,218)

 Weighted average common shares
 outstanding                                   4,843,835            6,668,761        8,325,795            7,977,395        8,700,641

 Series A Convertible Preferred Stock                -                   -                -                    -             270,211

 Stock options issued within one year
 of initial filing (using the treasury
 stock method and the anticipated
 public offering price of $9.00 per
 share)                                          527,675              617,312          617,312              617,312          617,312
                                              ----------          -----------      -----------          -----------      -----------
 Weighted average number of common
 shares outstanding                            5,371,510            7,286,073        8,943,107            8,594,707        9,588,164
                                              ==========           ==========      ===========          ===========      ===========
 Net (loss) income per common share
 and common share equivalent                       (.01)                (.06)            (.12)                (.02)            (.28)
                                              ==========           ==========      ===========          ===========      ===========